SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION


                         CHASE MANHATTAN RV OWNER TRUST 1997-A
                             (Issuer of Securities)

                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                               (Sponsor of the Trust)
             (Exact name of registrant as specified in its charter)



  United States               333-32263                  22-2382028
  ---------------            -------------             ---------------
  (State or other            (Commission               (IRS Employer
  jurisdiction of            File Number)              Identification No.)
  incorporation)


         802 Delaware Avenue, Wilmington, Delaware     19801
         -----------------------------------------   ----------
        (Address of principal executive offices)     (Zip Code)


    Registrant's telephone number, including area code:  (302) 575-5033

                            THE CHASE MANHATTAN BANK
                             (Sponsor of the Trust)
             (Exact name of registrant as specified in its charter)



  New York                    333-32737                  12-4994650
  ---------------            -------------             ---------------
  (State or other            (Commission               (IRS Employer
  jurisdiction of            File Number)              Identification No.)
  incorporation)


         270 Park Avenue, New York, New York           10017
         -----------------------------------------   ----------
        (Address of principal executive offices)     (Zip Code)


    Registrant's telephone number, including area code:  (212) 270-6000


 If this Form relates to the           If this Form relates to the registration
 registration of a class of            of a class of debt securities and is to
 a class of debt securities            become effective simultaneously with the
 and is effective upon filing          effectiveness of a concurrent
 pursuant to General Instruction       registration statement under the
 A(c)(1) please check the              Securities Act of 1933 pursuant to
 following box: X                      General Instruction A(c)(2) please check
                                       the following box: __


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to               Name of Each Exchange on Which
to be so Registered                  Each Class is to be Registered

NONE                                 --------------------------------
---------------------------          --------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                         Class A-1 5.598% Asset Backed Notes
                         Class A-2 5.852% Asset Backed Notes
                         Class A-3 5.919% Asset Backed Notes
                         Class A-4 6.020% Asset Backed Notes
                         Class A-5 6.050% Asset Backed Notes
                         Class A-6 6.130% Asset Backed Notes
                         Class A-7 6.140% Asset Backed Notes
                         Class A-8 6.230% Asset Backed Notes
                         Class A-9 6.320% Asset Backed Notes
                         Class A-10 6.370% Asset Backed Notes
                         6.540% Asset Backed Certificates
            --------------------------------------------------------
                              (Title of each class)

Item 1.  Description of Registrant's Securities to be Registered

      With respect to the Class A-1 5.598% Asset Backed Notes, Class A-2 5.852% Asset Backed Notes, Class A-3 5.919% Asset Backed Notes, Class A-4 6.020% Asset Backed Notes, Class A-5 6.050% Asset Backed Notes, Class A-6 6.130% Asset
Backed Notes, Class A-7 6.140% Asset Backed Notes, Class A-8 6.230% Asset
Backed Notes, Class A-9 6.320% Asset Backed Notes, Class A-10 6.370% Asset Backed Notes, and 6.540% Asset Backed Certificates The Chase Manhattan Bank and Chase Manhattan Bank USA, National Association (the "Registrants") have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file no. 333-32263). With respect to such classes, the Registrants and Chase Manhattan RV Owner Trust 1997-A have filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by reference herein.

Item 2.  Exhibits.

1.  Sale and Servicing Agreement.*
2.  Indenture*

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 CHASE MANHATTAN RV OWNER
                                                 TRUST 1997-A

                                            By:  THE CIT GROUP/FINANCING, INC.,
                                                 AS SERVICER


                                                 By: /s/Frank Garcia
                                                    ---------------------
                                                 Name: Frank Garcia
                                                 Title: Vice President

May 7, 1998

--------
* Incorporated by reference to Amendment No. 1 filed with respect to the Registrants' form S-3 on September 17, 1997.